UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):  January 24, 2006


                           POMEROY IT SOLUTIONS, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                  0-20022                       31-1227808
          --------                  -------                       ----------
(State or other jurisdiction      (Commission                   (IRS Employer
     of incorporation)            File Number)               Identification No.)



                     1020 Petersburg Road, Hebron, KY 41048
                     --------------------------------------
              (Address of principal executive offices and Zip Code)

        Registrant's telephone number, including area code (859) 586-0600
                                                           --------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5.  --  Corporate Governance and Management

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors;
--------------------------------------------------------------------------------
Appointment of Principal Officers
---------------------------------

     On January 24, 2006, the Board of Directors of Pomeroy IT Solutions, Inc. (the "Company") expanded the size of the Board to 11 members and Kevin G. Gregory, Chief Financial Officer, was appointed to fill the vacancy so created.

     Mr. Gregory, age 42, was appointed Chief Financial Officer and Vice President of Finance and Accounting of the Company, effective January 3, 2006. Prior to joining the Company, he worked at ProQuest Company, a provider of value-added information solutions to the education, automotive and outdoor power markets, for over nine years. He served as Senior Vice President and Chief Financial Officer of ProQuest Company since April of 2002. Prior to that, he served as Vice President, Controller and Treasurer of ProQuest Company for two years and Vice President - Tax and Corporate Tax Counsel of ProQuest Company for four years. Mr. Gregory is not related by blood, marriage, or adoption to any director or executive officer of the Company. Mr. Gregory is not related by blood, marriage, or adoption to any director or executive officer of the Company.

     There are no transactions in which Mr. Gregory has an interest requiring disclosure under Item 404(a) of Regulation S-K.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    POMEROY IT SOLUTIONS, INC.
                                    --------------------------


Date:  January 30, 2006             By:  /s/ Stephen E. Pomeroy


                                    --------------------------------------------
                                    Stephen E. Pomeroy, Chief Executive Officer,
                                    President & Chief Operating Officer